UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

November 8, 2012
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

This is the first page of a 4 page document

ITEM 8.01 – OTHER EVENTS

WILEY ANNOUNCES SALE OF CULINARY, CLIFFSNOTES, AND WEBSTER’S NEW WORLD DICTIONARY PUBLISHING PROGRAMS TO HOUGHTON MIFFLIN HARCOURT

Hoboken, NJ, November 8, 2012 – John Wiley & Sons, Inc. (NYSE: JWa, JWb), a global provider of content-enabled solutions that improve outcomes in research, education, and professional practice, announced today that it has completed the sale of its culinary, CliffsNotes, and Webster’s New World Dictionary consumer publishing programs to the Boston-based global learning company, Houghton Mifflin Harcourt (HMH).   The terms of the agreement were not disclosed.

“These programs have contributed greatly to Wiley’s success. We believe that HMH is well-positioned to provide the focused commitment needed for these assets to achieve their full strategic potential and continue to flourish,” said Mark Allin, Wiley’s Senior Vice President, Professional Development.

The sale to HMH is the second one associated with Wiley’s consumer publishing assets, which the Company indicated could be sold as a result of a strategic review announced in March 2012.  Those assets included consumer print and digital publishing programs in travel (including the well-known Frommer’s brand), culinary, general interest, nautical, pets, crafts, Webster’s New World, and CliffsNotes.  The Company will seek to sell the remaining consumer publishing programs, which include pets, crafts, nautical and general interest.  If a sale is not feasible, Wiley will discontinue publishing in those remaining programs.

Concurrent with the sale of assets, Wiley entered into a Transition Services Agreement to provide an orderly transition of operations to HMH while continuing to service customer needs. The transition service period is expected to last for three months during which time Wiley will fulfill all commitments for a fee. HMH will be provided with a royalty share during this period.

Wiley has recently redefined its Professional Development business to focus on professional career development internationally, developing content and content-enabled workflow solutions that enable customers to become more effective and successful in their professional lives.   It serves communities in business, finance, accounting, talent management, leadership, technology, behavioral health, engineering/architecture and professional educations.

About Wiley
Founded in 1807, John Wiley & Sons, Inc. (NYSE: JWa, JWb), has been a valued source of information and understanding for more than 200 years, helping people around the world meet their needs and fulfill their aspirations. Wiley and its acquired companies have published the works of more than 450 Nobel laureates in all categories: Literature, Economics, Physiology or Medicine, Physics, Chemistry, and Peace.

Wiley is a global provider of content-enabled solutions that improve outcomes in research, education, and professional practice.  Our core businesses produce scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising; professional books, subscription products, certification and training services and online applications; and education content and services including integrated online teaching and learning resources for undergraduate and graduate students and lifelong learners. Wiley's global headquarters are located in Hoboken, New Jersey, with operations in the U.S., Europe, Asia, Canada, and Australia. The Company's Web site can be accessed at http://www.wiley.com.

About Houghton Mifflin Harcourt
Houghton Mifflin Harcourt is a global learning company with the mission of changing lives by fostering passionate, curious learners. Among the world’s largest providers of pre-K–12 education solutions and one of its longest-established publishing houses, HMH combines cutting-edge research, editorial excellence and technological innovation to improve teaching and learning environments and solve complex literacy and education challenges. HMH’s interactive, results-driven education solutions are utilized by 60 million students in 120 countries, and its renowned and awarded novels, non-fiction, children's books and reference works are enjoyed by readers throughout the world. For more information, visit www.hmhco.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ Ellis E. Cousens
Ellis E. Cousens
Executive Vice President and
Chief Financial & Operations Officer

Dated: November 8, 2012